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                        ADDENDUM TO EMPLOYMENT AGREEMENT


     This Agreement is an addendum to that certain Employment Agreement (the "Employment Agreement") dated as of August 3, 1998, between SHONEY'S INC., a Tennessee corporation (the "Employer"), and STEPHEN C. SANDERS (the "Employee").

                              W I T N E S S E T H:

     WHEREAS, Employer and Employee wish to make a change to the Employment Agreement, which change is more particularly set forth herein.

     NOW, THEREFORE, for and in consideration of the covenants and agreements set forth in the Employment Agreement and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, it is mutually agreed as follows:

     Section 3.2. BONUSES. Paragraph 3.2 of the Agreement is hereby amended by deleting the second sentence in its entirety and replacing it with the following: Eighty percent (80%) of the annual bonus may be earned upon the achievement of the Business Unit objectives and twenty percent (20%) of the annual bonus may be earned upon the achievement of Employee's personal performance objectives (objectives that are within the job description and agreed to by Employee and the Chief Executive Officer of Employer).

     IN WITNESS WHEREOF, employee has hereunto affixed his hand and Employer has caused this Addendum to be executed by its duly authorized officer as of the 1st day of March, 1999.


EMPLOYEE:                             EMPLOYER:
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/s/ Stephen C. Sanders                SHONEY'S INC.
-------------------------
STEPHEN C. SANDERS
                                      By: /s/ David L. Gilbert
                                         -----------------------

                                      Title: Executive Vice President, CAO
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